Wyoming

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 05/18/2016 03:38 PM
Original ID: 2013-000647322
Amendment ID: 2016-001906207

Profit Corporation
Articles of Amendment

1. Corporation name:

General Bio Health Inc.

2. Article number(s) 1, 6 is amended as follows:

Article 1: General Bio Health Inc. will further be known as Clean Power Concepts Inc.

Article 6: Increase Authorized Shares of Clean Power Concepts Inc. back to 50 Billion Common Shares.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Received
MAY 12 2016
Secretary of State
Wyoming

4. The amendment was adopted on 5/12/2016
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________

(May be executed by Chairman of Board, President or another of its officers.)

Date: 5/12/2016
(mm/dd/yyyy)

Print Name: Michele Goodrich, WYOMING EE CORP

Title: Registered Agent

Contact Person: Michael Shenher

Daytime Phone Number: 403-996-3585

Email: cleanpowerconcepts.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Clean Power Concepts Inc.**
Old Name: **General Bio Health Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **May**, **2016**

Secretary of State

By: Chris Hoshaw

Filed Date: 05/18/2016